Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Operating Revenues:
Electric	$1,507	$1,579	$3,823	$3,898
Gas	131	130	693	625

Total operating revenues	1,638	1,709	4,516	4,523

Operating Expenses:
Fuel	222	194	648	550
Purchased power	128	260	400	630
Gas purchased for resale	42	40	344	304
Other operations and maintenance	383	362	1,229	1,126
Depreciation and amortization	175	161	528	496
Taxes other than income taxes	121	114	354	337

Total operating expenses	1,071	1,131	3,503	3,443

Operating Income	567	578	1,013	1,080

Other Income and Expenses:
Miscellaneous income	20	17	51	53
Miscellaneous expense	5	6	18	28

Total other income	15	11	33	25

Interest Charges	88	99	289	295

Income Before Income Taxes	494	490	757	810

Income Taxes	187	179	288	298

Income from Continuing Operations	307	311	469	512

Income (Loss) from Discontinued Operations, Net of Tax	(3)	63	(212)	(331)

Net Income	304	374	257	181

Less: Net Income (Loss) Attributable to Noncontrolling Interests:

Continuing Operations	2	2	5	5

Discontinued Operations	-	(2)	-	(6)

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	305	309	464	507

Discontinued Operations	(3)	65	(212)	(325)

Net Income Attributable to Ameren Corporation	$302	$374	$252	$182

Earnings (Loss) per Common Share – Basic:

Continuing Operations	$1.26	$1.28	$1.92	$2.09
Discontinued Operations	(0.01)	0.26	(0.88)	(1.34)

Earnings per Common Share – Basic	$1.25	$1.54	$1.04	$0.75

Earnings (Loss) per Common Share – Diluted:

Continuing Operations	$1.25	$1.28	$1.91	$2.09
Discontinued Operations	(0.01)	0.26	(0.88)	(1.34)

Earnings per Common Share – Diluted	$1.24	$1.54	$1.03	$0.75

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

Average Common Shares Outstanding – Diluted	245.1	242.9	244.4	242.9

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$169	$184
Accounts receivable - trade (less allowance for doubtful accounts)	469	354
Unbilled revenue	226	291
Miscellaneous accounts and notes receivable	109	71
Materials and supplies	581	570
Current regulatory assets	173	247
Current accumulated deferred income taxes, net	43	170
Other current assets	108	98
Assets of discontinued operations	1,395	1,600

Total current assets	3,273	3,585

Property and Plant, Net	15,834	15,348
Investments and Other Assets:
Nuclear decommissioning trust fund	459	408
Goodwill	411	411
Intangible assets	19	14
Regulatory assets	1,729	1,786
Other assets	660	667

Total investments and other assets	3,278	3,286

TOTAL ASSETS	$22,385	$22,219

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$884	$355
Accounts and wages payable	414	533
Taxes accrued	159	50
Interest accrued	120	89
Customer deposits	106	107
Mark-to-market derivative liabilities	65	92
Current regulatory liabilities	149	100
Other current liabilities	190	168
Liabilities of discontinued operations	1,141	1,166

Total current liabilities	3,228	2,660

Long-term Debt, Net	5,274	5,802
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,422	3,176
Accumulated deferred investment tax credits	65	70
Regulatory liabilities	1,703	1,589
Asset retirement obligations	392	375
Pension and other postretirement benefits	1,042	1,138
Other deferred credits and liabilities	534	642

Total deferred credits and other liabilities	7,158	6,990

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,624	5,616
Retained earnings	967	1,006
Accumulated other comprehensive loss	(19)	(8)

Total Ameren Corporation stockholders’ equity	6,574	6,616
Noncontrolling Interests	151	151

Total equity	6,725	6,767

TOTAL LIABILITIES AND EQUITY	$22,385	$22,219

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30,
	2013	2012

Cash Flows From Operating Activities:
Net income	$257	$181
Loss from discontinued operations, net of tax	212	331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	500	466
Amortization of nuclear fuel	46	63
Amortization of debt issuance costs and premium/discounts	18	13
Deferred income taxes and investment tax credits, net	258	249
Allowance for equity funds used during construction	(26)	(26)
Stock-based compensation costs	19	23
Other	14	(6)
Changes in assets and liabilities	(83)	(204)

Net cash provided by operating activities - continuing operations	1,215	1,090
Net cash provided by operating activities - discontinued operations	99	222

Net cash provided by operating activities	1,314	1,312

Cash Flows From Investing Activities:
Capital expenditures	(943)	(762)
Nuclear fuel expenditures	(34)	(56)
Purchases of securities - nuclear decommissioning trust fund	(147)	(341)
Sales and maturities of securities - nuclear decommissioning trust fund	134	326
Other	(1)	(6)

Net cash used in investing activities - continuing operations	(991)	(839)
Net cash used in investing activities - discontinued operations	(42)	(123)

Net cash used in investing activities	(1,033)	(962)

Cash Flows From Financing Activities:
Dividends on common stock	(291)	(284)
Dividends paid to noncontrolling interest holders	(5)	(5)
Capital issuance costs	-	(7)
Short-term debt, net	-	(143)
Redemptions, repurchases, and maturities of long-term debt	-	(754)
Issuances of long-term debt	-	882
Other	-	4

Net cash used in financing activities - continuing operations	(296)	(307)
Net cash used in financing activities - discontinued operations	-	-

Net cash used in financing activities	(296)	(307)

Net change in cash and cash equivalents	(15)	43
Cash and cash equivalents at beginning of year	209	255

Cash and cash equivalents at end of period	194	298

Less cash and cash equivalents at end of period, discontinued operations	25	25

Cash and cash equivalents at end of period, continuing operations	$169	$273

Noncash financing activity - dividends on common stock	$-	$(7)